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                                                                    Exhibit 23.1



         Consent of Arthur Andersen LLP, Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated January 26, 1999 included in Aspect Development, Inc.'s Form 10-K for the year ended December 31, 1998.



/s/ Arthur Andersen LLP

San Jose, California
September 9, 1999